UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

AAC Group Holding Corp.
American Achievement Corporation

(Exact name of registrants as specified in their charters)

(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)	Commission File Numbers	Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices)
(512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of American Achievement Corporation’s press release issued on March 31, 2005 in which American Achievement Corporation announced that it has called for redemption of $6.075 million principal amount of its 11.625% senior unsecured notes due 2007, representing 100% of the aggregate principal amount of senior unsecured notes outstanding. The redemption will occur on May 15, 2005, and in accordance with the indenture governing the notes, the redemption price is 105.813% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

The information included in this Current Report on Form 8-K shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
99.1	American Achievement Corporation’s press release dated March 31, 2005.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005	By:	/s/ SHERICE BENCH Sherice Bench Chief Financial Officer